FOR IMMEDIATE RELEASE

CONTACT:    Bryce Benson, Investor/Media Relations
            ClearOne Communications Inc.
            Phone: 1.801.974.3786, 1.800.945.7730
            Fax: 1.801.977.0087
            E-mail: bryce.benson@clearone.com

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   ClearOne Streamlines Conferencing Focus With Sale of Broadcast Product Line
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SALT LAKE CITY, August 27, 2002--ClearOne Communications Inc. (Nasdaq: CLRO) has
sold its Broadcast Telephone Interface product line to Comrex Corp., a privately held broadcast equipment provider located in Devens, Mass. Financial terms of the transaction were not disclosed.

This sale streamlines ClearOne's focus on the conferencing market by eliminating the non-core broadcast product line and enabling the re-allocation of key human and capital resources to its conferencing products business.

Comrex purchased ClearOne's digital hybrid products, which include the DH20, DH22 and DH30. Comrex will provide technical support for all sale-related products and will assume all manufacturing, marketing and selling of the digital hybrid line. ClearOne will continue to manufacture the TS-612 product line exclusively for distribution by Comrex over the next 12 months, after which it will be discontinued.

In a separate press release today, ClearOne announced the acquisition of OMVideo, a Canadian business services company. In mid-September, ClearOne will hold a conference call to discuss the strategy behind these transactions and other current initiatives.

ClearOne Communications is a provider of multimedia conferencing products and services that bring geographically dispersed people together--compressing time and distance. Product offerings include audio and video conferencing systems, peripherals and furniture. Service offerings include a full suite of audio, video and data conferencing services, and business services such as training, field support, help desk, and system consulting. Additional information is available at www.clearone.com.

To the extent any statement presented herein deals with information that is not historical, such statement is necessarily forward-looking and made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. As such, it is subject to the occurrence of many events outside ClearOne's control that could cause ClearOne's results to differ materially from those anticipated. Please see the risk factors contained in ClearOne's most recent SEC filings, including the annual report on Form 10-K, the quarterly report on Form 10-Q, and the registration statement on Form S-4 filed on February 6, 2002.

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